Exhibit 99.1

Canada Pension Plan Investment Board Closes Merger with Parkway, Inc.

TORONTO and HOUSTON, Oct. 12, 2017 /PRNewswire/ — Canada Pension Plan Investment Board (“CPPIB”) and Parkway, Inc. (NYSE: PKY) (“Parkway”), a Houston-based real estate investment trust, announced today the completion of the previously announced merger of Parkway with an affiliate of CPPIB for US$1.2 billion, or US$23.05 per share. The closing follows the satisfaction of all conditions to closing the merger, including the receipt of approval of the transaction by Parkway stockholders on September 25, 2017.

Under the terms of the merger agreement, Parkway stockholders are entitled to receive cash payments totaling US$23.05 per share for each share of Parkway common stock held from the record date of Parkway’s cash dividend through the closing date. The US$23.05 per share consideration consists of US$19.05 per share payable pursuant to the merger, plus a US$4.00 per share special cash dividend paid on October 10, 2017.

About Canada Pension Plan Investment Board

Canada Pension Plan Investment Board (CPPIB) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan (CPP) to pay current benefits on behalf of 20 million contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, CPPIB invests in public equities, private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, São Paulo and Sydney, CPPIB is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2017, the CPP Fund totalled C$326.5 billion. For more information about CPPIB, please visit www.cppib.com or follow us on LinkedIn or Twitter.

About Parkway

Parkway, Inc. is an independent, publicly traded, self-managed real estate investment trust (“REIT”) that owns and operates high-quality office properties located in attractive submarkets in Houston, Texas. As of June 30, 2017, our portfolio consists of five Class A assets comprising 19 buildings and totaling approximately 8.7 million rentable square feet in the Greenway, Galleria and Westchase submarkets of Houston.

Forward Looking Statements

Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon Parkway’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting Parkway will be those anticipated by Parkway. Parkway cautions investors that any forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “result” or similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties (some of which are beyond Parkway’s control) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the outcome of any legal proceedings that may be instituted against Parkway and others related to the merger agreement; the ability of Parkway to implement its operating strategy; changes in economic cycles; and competition within the office properties real estate industry; and other risks and uncertainties detailed from time to time in Parkway’s Securities and Exchange Commission (the “SEC”) filings.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Parkway’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect Parkway’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, Parkway undertakes no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.